EXHIBIT 32

     In connection with the Annual Report of Pinnacle Energy Corp. (the "Company") on Form 10-K for the period ending October 31, 2008 as filed with the Securities and Exchange Commission (the "Report"), Nolan Weir, the President and Principal Financial Officer of the Company, certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.


January 26, 2009                 PINNACLE ENERGY CORP.



                               By: /s/ Nolan Weir
                                     -----------------------------------------
                                     Nolan Weir, President, Principal Financial
                                     Officer and Principal Accounting Officer